UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	000-30106	93-1269184
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (Zip Code)

Tel. (541) 686-8685

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2016, Pacific Continental Corporation, Eugene, Oregon (“PCBK”) and its subsidiary, Pacific Continental Bank (“PCB”), entered into an Agreement and Plan of Merger (the “Agreement”), with Foundation Bancorp, Inc. (“Foundation”), and its wholly-owned subsidiary, Foundation Bank, a Washington state-charted bank (“Foundation Bank”) (PCBK, PCB, Foundation, and Foundation Bank, collectively, the “Parties”), as further described in PCBK’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 28, 2016, which is incorporated herein by reference.

On May 25, 2016, the Parties entered into an Amendment to the Agreement (the “Amendment”) to correct the vote required to approve the transaction by the outstanding shares of Foundation Bancorp common stock. The affirmative vote of two-thirds of the outstanding shares of Foundation Bancorp common stock (not a majority as originally provided) will be required to effectuate the merger among the Parties. Except as expressly provided in the Amendment, all terms, covenants and provisions of the Agreement remain in full force and effect.

The foregoing is not a complete description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Information

This communication is being made in respect of the proposed merger transaction involving PCBK and Foundation. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed merger transaction, PCBK will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Foundation, and a Prospectus of PCBK, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about PCBK and Foundation, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from PCBK at www.therightbank.com under the tab “Investor Relations” and then under the heading “Financials – SEC Filings”, or from PCBK’s Investor Relations, by calling 541-686-8685.

PCBK and Foundation and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Foundation in connection with the proposed merger. Information about the directors and executive officers of PCBK is set forth in the proxy statement for PCBK’s 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 15, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed Merger filed with the SEC when they become available. Copies of these documents may be obtained free of charge from the sources described above.

Forward-Looking Statement Safe Harbor

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about the benefits of the business combination transaction involving PCBK and Foundation, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, expectations regarding the timing of the closing of the transaction and its impact on PCBK’s earnings, expectations regarding pro forma combined assets, loans and deposits and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which PCBK and Foundation operate; the ability to promptly and effectively integrate the businesses of PCB and Foundation Bank; the reaction to the transaction of the companies’ customers, employees, and counterparties; and the diversion of management time on merger-related issues. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. PCBK undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Amendment to Agreement and Plan of Merger, dated as of May 25, 2016, by and among Pacific Continental Corporation, Pacific Continental Bank, Foundation Bancorp, Inc. and Foundation Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2016

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Richard R. Sawyer
Richard R. Sawyer
Executive Vice President Chief Financial Officer